EXHIBIT 16(c)(4)

Presentation to the Independent Director of

Sierra

January 23, 2002

RAYMOND JAMES
& ASSOCIATES, INC.

Confidential

Presentation to the Independent Director of Sierra January 23, 2002 Confidential

Section Sierra Recent Stock Price Activity 1 Fairness Opinion Analysis 2 Valuation Summary Discounted Cash Flow Analysis Comparable Company Analysis Precedent M&A Transaction Analysis Map of Las Vegas Strip 3 TABLE OF CONTENTS

SIERRA RECENT STOCK PRICE ACTIVITY

SIERRA PRICE AND VOLUME

4/25/00: Carl Icahn announces offer to purchase remaining shares of common stock for $44.35
$49
$43
$38
$32
$26
$20
$14
$8
49.0
42.0
35.0
28.0
21.0
14.0
7.0
0.0
11/19/98
3/30/99
8/4/99
12/8/99
4/13/00
8/18/00
12/22/00
5/2/01
9/6/01
1/17/02

I-1

$8 $14 $20 $26 $32 $38 $43 $49 11/19/98 3/30/99 8/4/99 12/8/99 4/13/00 8/18/00 12/22/00 5/2/01 9/6/01 1/17/02 0.0 7.0 14.0 21.0 28.0 35.0 42.0 49.0 SIERRA PRICE AND VOLUME Daily From 11/19/98 to 01/22/02, After Reorganization 4/25/00: Carl Icahn announces offer to purchase remaining shares of common stock for $44.35

Sierra

Daily Price and Volume Traded from 4/26/99 — 4/25/00

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

4/26/99	0		7/12/99			9/24/99			12/9/99			2/25/00	1,600	$21.00

4/27/99			7/13/99			9/27/99			12/10/99			2/28/00	300	$21.00

4/28/99			7/14/99			9/28/99			12/13/99			2/29/00	2,300	$21.00

4/29/99	1,200	$30.00	7/15/99	100	$21.00	9/29/99			12/14/99			3/1/00

4/30/99			7/16/99			9/30/99			12/15/99			3/2/00

5/3/99			7/19/99			10/1/99	200	$33.00	12/16/99			3/3/00	100	$21.00

5/4/99			7/20/99	100	$21.00	10/4/99			12/17/99	600	$22.00	3/6/00	100	$21.00

5/5/99			7/21/99			10/5/99			12/20/99			3/7/00

5/6/99			7/22/99			10/6/99			12/21/99	100	$22.00	3/8/00	100	$21.00

5/7/99			7/23/99	100	$24.50	10/7/99			12/22/99	500	$22.00	3/9/00

5/10/99			7/26/99	1,000	$21.00	10/8/99			12/23/99	200	$22.00	3/10/00	100	$21.00

5/11/99			7/27/99	1,000	$25.00	10/11/99			12/27/99			3/13/00

5/12/99			7/28/99			10/12/99			12/28/99			3/14/00

5/13/99			7/29/99			10/13/99			12/29/99	2,700	$22.00	3/15/00

5/14/99			7/30/99			10/14/99	400	$26.00	12/30/99	800	$22.00	3/16/00	100	$21.00

5/17/99			8/2/99	200	$24.00	10/15/99	4,100	$24.00	12/31/99	700	$21.00	3/17/00

5/18/99			8/3/99	500	$24.50	10/18/99			1/3/00			3/20/00	1,300	$21.00

5/19/99			8/4/99	1,300	$25.00	10/19/99			1/4/00	300	$21.00	3/21/00	1,300	$24.00

5/20/99	300	$26.00	8/5/99			10/20/99			1/5/00	200	$23.00	3/22/00	1,000	$21.00

5/21/99	400	$35.00	8/6/99			10/21/99			1/6/00			3/23/00

5/24/99			8/9/99			10/22/99	100	$23.00	1/7/00			3/24/00	100	$21.00

5/25/99			8/10/99			10/25/99	10,000	$23.25	1/10/00			3/27/00	500	$21.00

5/26/99			8/11/99			10/26/99			1/11/00			3/28/00	800	$21.00

5/27/99			8/12/99	100	$27.00	10/27/99			1/12/00			3/29/00	500	$47.00

5/28/99			8/13/99			10/28/99			1/13/00			3/30/00

6/1/99			8/16/99			10/29/99			1/14/00	400	$21.00	3/31/00

6/2/99	400	$26.00	8/17/99			11/1/99			1/18/00			4/3/00

6/3/99			8/18/99			11/2/99			1/19/00			4/4/00

6/4/99			8/19/99			11/3/99			1/20/00	100	$21.00	4/5/00

6/7/99			8/20/99			11/4/99			1/21/00	100	$21.00	4/6/00

6/8/99			8/23/99			11/5/99			1/24/00			4/7/00

6/9/99			8/24/99			11/8/99			1/25/00	300	$21.00	4/10/00

6/10/99	15,500	$26.50	8/25/99			11/9/99			1/26/00			4/11/00	200	$47.00

6/11/99	4,000	$28.00	8/26/99			11/10/99			1/27/00			4/12/00	100	$21.00

6/14/99			8/27/99	300	$25.00	11/11/99			1/28/00			4/13/00

6/15/99			8/30/99			11/12/99			1/31/00			4/14/00

6/16/99			8/31/99			11/15/99	100	$22.00	2/1/00	2,600	$21.00	4/17/00

6/17/99	800	$26.00	9/1/99			11/16/99			2/2/00			4/18/00	100	$21.00

6/18/99			9/2/99	100	$25.00	11/17/99	1,800	$22.00	2/3/00			4/19/00

6/21/99			9/3/99			11/18/99	6,400	$22.00	2/4/00	800	$21.00	4/20/00

6/22/99	7,800	$25.00	9/7/99	100	$25.00	11/19/99			2/7/00	1,900	$21.00	4/24/00

6/23/99	100	$29.50	9/8/99			11/22/99			2/8/00			4/25/00	1,600	$23.00

6/24/99			9/9/99			11/23/99			2/9/00	100	$21.00

6/25/99			9/10/99			11/24/99			2/10/00	2,500	$21.00

6/28/99			9/13/99	1,100	$25.00	11/26/99	1,300	$28.75	2/11/00

6/29/99			9/14/99			11/29/99	200	$22.00	2/14/00

6/30/99			9/15/99	4,000	$25.00	11/30/99			2/15/00

7/1/99			9/16/99			12/1/99	200	$22.00	2/16/00	200	$21.00

7/2/99			9/17/99			12/2/99	500	$22.00	2/17/00

7/6/99			9/20/99			12/3/99	100	$22.00	2/18/00

7/7/99			9/21/99			12/6/99	900	$22.00	2/22/00

7/8/99			9/22/99			12/7/99			2/23/00

7/9/99			9/23/99	9,300	$22.00	12/8/99	1,200	$22.00	2/24/00

TRADING SUMMARY

total volume traded	104,600

maximum volume	15,500

minimum volume	0

average volume	1,341

# of potential trading days	254

# of actual trade days	78

high price	$47.00

low price	$21.00

PREMIUM ANALYSIS

	Price	Bid Premium

1 day prior	n/a	n/a

1 week prior	$21.00	115.8%

4 weeks prior	$21.00	115.8%

Sierra

Daily Price and Volume Traded from 4/26/00 — 1/22/02

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

4/26/00	2,400	$39.00	7/14/00	100	$31.00	10/3/00	400	$42.00	12/21/00	400	$41.00

4/27/00			7/17/00			10/4/00			12/22/00

4/28/00	500	$37.50	7/18/00			10/5/00	300	$42.00	12/26/00	1,200	$41.75

5/1/00			7/19/00			10/6/00	400	$39.50	12/27/00	2,800	$41.75

5/2/00			7/20/00			10/9/00			12/28/00

5/3/00			7/21/00	100	$31.00	10/10/00			12/29/00	800	$41.88

5/4/00	1,000	$44.88	7/24/00			10/11/00			1/2/01

5/5/00			7/25/00			10/12/00			1/3/01	300	$42.00

5/8/00			7/26/00			10/13/00			1/4/01	800	$42.50

5/9/00			7/27/00			10/16/00			1/5/01

5/10/00			7/28/00			10/17/00			1/8/01

5/11/00			7/31/00			10/18/00	200	$40.00	1/9/01	2,400	$44.00

5/12/00	100	$37.50	8/1/00	200	$31.00	10/19/00			1/10/01

5/15/00	600	$44.88	8/2/00	500	$31.00	10/20/00			1/11/01

5/16/00	200	$44.38	8/3/00			10/23/00			1/12/01

5/17/00			8/4/00			10/24/00	4,400	$39.50	1/16/01

5/18/00			8/7/00			10/25/00			1/17/01

5/19/00			8/8/00			10/26/00			1/18/01

5/22/00			8/9/00			10/27/00			1/19/01

5/23/00			8/10/00			10/30/00			1/22/01

5/24/00	9,500	$44.88	8/11/00			10/31/00	800	$39.50	1/23/01

5/25/00			8/14/00			11/1/00			1/24/01

5/26/00			8/15/00			11/2/00	1,500	$40.50	1/25/01

5/30/00			8/16/00			11/3/00			1/26/01

5/31/00			8/17/00			11/6/00			1/29/01

6/1/00			8/18/00			11/7/00			1/30/01	400	$43.00

6/2/00			8/21/00			11/8/00			1/31/01

6/5/00			8/22/00			11/9/00	300	$40.00	2/1/01

6/6/00			8/23/00			11/10/00	4,000	$40.00	2/2/01

6/7/00	300	$38.00	8/24/00			11/13/00	2,400	$41.00	2/5/01

6/8/00	1,300	$38.00	8/25/00			11/14/00	400	$42.50	2/6/01

6/9/00			8/28/00			11/15/00			2/7/01

6/12/00			8/29/00			11/16/00	400	$40.88	2/8/01	300	$40.00

6/13/00	2,000	$38.00	8/30/00			11/17/00	300	$40.88	2/9/01	500	$42.00

6/14/00	3,100	$38.00	8/31/00			11/20/00	900	$42.00	2/12/01

6/15/00			9/1/00			11/21/00			2/13/01	2,200	$44.00

6/16/00	200	$38.38	9/5/00			11/22/00			2/14/01

6/19/00			9/6/00			11/24/00			2/15/01	500	$43.00

6/20/00			9/7/00			11/27/00			2/16/01	200	$43.25

6/21/00	500	$31.00	9/8/00			11/28/00			2/20/01

6/22/00			9/11/00			11/29/00			2/21/01

6/23/00	200	$32.13	9/12/00			11/30/00	100	$39.88	2/22/01

6/26/00			9/13/00			12/1/00			2/23/01	600	$41.00

6/27/00	100	$40.00	9/14/00			12/4/00	28,600	$41.50	2/26/01	300	$43.00

6/28/00			9/15/00			12/5/00			2/27/01

6/29/00	100	$31.00	9/18/00	300	$31.00	12/6/00	16,300	$43.00	2/28/01

6/30/00	200	$31.75	9/19/00			12/7/00			3/1/01

7/3/00			9/20/00	900	$41.00	12/8/00			3/2/01

7/4/00			9/21/00			12/11/00			3/5/01

7/5/00			9/22/00			12/12/00			3/6/01	400	$41.00

7/6/00			9/25/00	200	$40.00	12/13/00			3/7/01

7/7/00			9/26/00			12/14/00			3/8/01	300	$40.00

7/10/00	200	$31.00	9/27/00	200	$40.00	12/15/00	300	$40.00	3/9/01	400	$41.00

7/11/00	100	$34.00	9/28/00	700	$40.00	12/18/00	400	$41.00	3/12/01

7/12/00			9/29/00	1,600	$40.00	12/19/00			3/13/01

7/13/00			10/2/00			12/20/00	300	$40.00	3/14/01	1,200	$41.75

Sierra

Daily Price and Volume Traded from 4/26/00 — 1/22/02 (cont’d)

Date	Volume	Price	Date	Volume	Price	Date	Volume	Price	Date	Volume	Price

3/15/01	2,800	$41.75	6/7/01			8/30/01			11/27/01

3/16/01			6/8/01			8/31/01	200	$40.00	11/28/01

3/19/01	800	$41.88	6/11/01			9/3/01			11/29/01

3/20/01			6/12/01			9/4/01	400	$41.50	11/30/01

3/21/01			6/13/01	900	$43.00	9/5/01			12/3/01

3/22/01	300	$42.00	6/14/01			9/6/01			12/4/01

3/23/01	800	$42.50	6/15/01			9/7/01			12/5/01

3/26/01			6/18/01			9/10/01			12/6/01

3/27/01			6/19/01			9/11/01			12/7/01

3/28/01	2,400	$44.00	6/20/01			9/17/01	200	$36.00	12/10/01

3/29/01			6/21/01			9/18/01			12/11/01

3/30/01			6/22/01	200	$40.00	9/19/01			12/12/01

4/2/01			6/25/01	600	$43.00	9/20/01			12/13/01	200	$37.75

4/3/01			6/26/01			9/21/01			12/14/01

4/4/01			6/27/01			9/24/01			12/17/01

4/5/01			6/28/01			9/25/01			12/18/01

4/6/01			6/29/01			9/26/01			12/19/01	200	$38.18

4/9/01			7/2/01			9/27/01			12/20/01

4/10/01			7/3/01			9/28/01			12/21/01

4/11/01			7/5/01	700	$42.00	10/1/01			12/24/01

4/12/01			7/6/01			10/2/01			12/26/01

4/16/01	400	$42.95	7/9/01			10/3/01	100	$42.50	12/27/01

4/17/01			7/10/01	400	$43.50	10/4/01			12/28/01	12,500	$42.60

4/18/01			7/11/01			10/5/01			12/31/01

4/19/01			7/12/01	200	$42.00	10/8/01			1/2/02	100	$40.00

4/20/01			7/13/01	600	$42.00	10/9/01			1/3/02	1,000	$40.00

4/23/01			7/16/01	200	$41.25	10/10/01			1/4/02

4/24/01			7/17/01	400	$44.00	10/11/01			1/7/02

4/25/01			7/18/01			10/12/01			1/8/02

4/26/01			7/19/01			10/15/01			1/9/02

4/27/01			7/20/01	600	$43.00	10/16/01			1/10/02

4/30/01			7/23/01			10/17/01			1/11/02

5/1/01			7/24/01			10/18/01			1/14/02

5/2/01			7/25/01			10/19/01			1/15/02

5/3/01			7/26/01			10/22/01			1/16/02

5/4/01			7/27/01			10/23/01	4,300	$43.00	1/17/02	1,200	$38.00

5/7/01			7/30/01			10/24/01			1/18/02

5/8/01			7/31/01			10/25/01			1/22/02

5/9/01			8/1/01			10/26/01

5/10/01			8/2/01	100	$44.00	10/29/01

5/11/01			8/3/01	100	$43.00	10/30/01

5/14/01			8/6/01	200	$42.50	10/31/01

5/15/01			8/7/01			11/1/01

5/16/01			8/8/01			11/2/01

5/17/01			8/9/01	100	$40.00	11/5/01

5/18/01			8/10/01			11/6/01

5/21/01			8/13/01			11/7/01

5/22/01			8/14/01			11/8/01

5/23/01			8/15/01	100	$39.50	11/9/01

5/24/01			8/16/01			11/12/01

5/25/01	100	$40.25	8/17/01			11/13/01

5/28/01			8/20/01			11/14/01

5/29/01			8/21/01			11/15/01

5/30/01			8/22/01			11/16/01

5/31/01			8/23/01			11/19/01

6/1/01			8/24/01			11/20/01

6/4/01			8/27/01			11/21/01

6/5/01	200	$40.50	8/28/01			11/23/01

6/6/01			8/29/01			11/26/01

TRADING SUMMARY

total volume traded	117,100

maximum volume	28,600

minimum volume	100

average volume	1,411

# of potential trading days	383

# of actual trade days	83

high price	$44.00

low price	$31.00

Valuation Summary

Sierra

Valuation Summary
(Figures in thousands, except per share data)

	Implied					Implied
Valuation Method	Enterprise Value					Equity Value

Discounted Cash Flow Analysis		low		high			low		high

Range of DCF Matrix		$92,029	-	$138,196			$36,446	-	$82,613

Comparable Company Analysis	Low	Median		Mean	High	Low	Median		Mean	High

TEV / TTM Sales	$127,790	$195,039		$211,098	$347,910	$72,207	$139,456		$155,515	$292,327

TEV / TTM EBITDA	87,113	102,711		113,491	157,660	31,530	47,128		57,908	102,077

TEV / TTM EBIT	58,480	71,706		75,261	95,128	2,897	16,123		19,678	39,545

TTM P/E	100,088	106,065		118,212	148,482	44,505	50,482		62,629	92,899

TEV / 2001E EBITDA	93,298	112,688		117,715	146,649	37,715	57,105		62,132	91,066

TEV / 2002E EBITDA	105,748	123,412		130,776	170,225	50,165	67,829		75,193	114,642

CY2001E P/E	70,916	75,510		76,840	88,828	15,333	19,927		21,257	33,245

CY2002E P/E	68,062	72,588		75,612	93,585	12,479	17,005		20,029	38,002

Comparable M&A Transactions

TEV / TTM Sales	108,953	225,335		235,466	344,075	53,370	169,752		179,883	288,492

TEV / TTM EBITDA	67,027	98,905		99,677	142,280	11,444	43,322		44,094	86,697

TEV / TTM EBIT	29,938	54,219		59,443	118,719	(25,645)	(1,364)		3,860	63,136

Equity Value / TTM Net Income	72,162	83,366		88,684	120,084	16,579	27,783		33,101	64,501

Premium Paid

1 Day Premium	n/a	n/a		n/a	n/a	n/a	n/a		n/a	n/a

1 Week Premium	101,759	111,718		113,680	128,663	46,176	56,135		58,097	73,080

4 Week Premium	101,265	111,338		115,317	135,212	45,682	55,755		59,734	79,629

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Implied Equity
Valuation Method	Price Per Share

Discounted Cash Flow Analysis		low	high

Range of DCF Matrix		$17.95	$40.70

Comparable Company Analysis	Low	Median	Mean	High

TEV / TTM Sales	$35.57	$68.70	$76.61	$144.00

TEV / TTM EBITDA	$15.53	$23.22	$28.53	$50.28

TEV / TTM EBIT	$1.43	$7.94	$9.69	$19.48

TTM P/E	$21.92	$24.87	$30.85	$45.76

TEV / 2001E EBITDA	$18.58	$28.13	$30.61	$44.86

TEV / 2002E EBITDA	$24.71	$33.41	$37.04	$56.47

CY2001E P/E	$7.55	$9.82	$10.47	$16.38

CY2002E P/E	$6.15	$8.38	$9.87	$18.72

Comparable M&A Transactions

TEV / TTM Sales	$26.29	$83.62	$88.61	$142.11

TEV / TTM EBITDA	$5.64	$21.34	$21.72	$42.71

TEV / TTM EBIT	$(12.63)	$(0.67)	$1.90	$31.10

Equity Value / TTM Net Income	$8.17	$13.69	$16.31	$31.77

Premium Paid

1 Day Premium	n/a	n/a	n/a	n/a

1 Week Premium	$22.75	$27.65	$28.62	$36.00

4 Week Premium	$22.50	$27.47	$29.43	$39.23

Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

Target Projected Unlevered Free Cash Flow
(Figures in thousands, except per share data)

Fiscal year ended December 31,	Projected

	Oct. - Dec.
	2001	2002	2003	2004	2005	2006

Operating revenues	$38,096	$152,068	$161,029	$170,668	$181,710	$195,779

Cost of revenues	20,925	88,398	93,657	99,427	106,356	115,003

Gross profit	17,171	63,670	67,372	71,241	75,355	80,776

SG&A expenses	13,252	45,878	48,172	50,581	53,110	55,765

EBITDA	3,920	17,792	19,200	20,660	22,245	25,011

Depreciation & amortization	3,494	10,063	10,447	10,361	10,857	11,615

Operating income	425	7,729	8,753	10,300	11,388	13,396

Interest income	442	1,500	1,750	2,250	2,750	3,500

Interest expense	(1,716)	(7,389)	(6,887)	(6,467)	(6,106)	(5,912)

Other income (expense)	(20)	—	—	—	—	—

Total interest & other	(1,294)	(5,889)	(5,137)	(4,217)	(3,356)	(2,412)

Income before taxes	(868)	1,840	3,616	6,083	8,032	10,984

Provision for income taxes	(303)	644	1,266	2,129	2,811	3,844

Net income available to common	($565)	$1,196	$2,350	$3,954	$5,221	$7,139

Diluted shares outstanding	2,030	2,030	2,030	2,030	2,030	2,030

Diluted EPS	($0.28)	$0.59	$1.16	$1.95	$2.57	$3.52

UNLEVERED FREE CASH FLOW ANALYSIS

Operating Income (EBIT)	425	7,729	8,753	10,300	11,388	13,396

Less: Income Taxes	(149)	(2,705)	(3,064)	(3,605)	(3,986)	(4,689)

Plus: Depreciation and amortization	3,494	10,063	10,447	10,361	10,857	11,615

Less: Investment in working capital	295	—	—	—	—	54

Less: Capital expenditures	(3,447)	(8,000)	(8,500)	(9,200)	(9,700)	(10,400)

UNLEVERED FREE CASH FLOW	$619	$7,087	$7,636	$7,855	$8,559	$9,976

Discounted Cash Flow Analysis

Summary Valuation Table
(Figures in thousands, except per share data)

Discount Rate (1)		Terminal Value EBITDA Multiples (2)

		5.0 x	6.0 x	7.0 x
10.0%

	Present Value of Unlevered Free Cash Flows (2001-2006)(3)	$32,047	$32,047	$32,047

	Present Value of 12/31/06 Terminal Value	75,820	90,985	106,149

	Present Value of Enterprise	107,868	123,032	138,196

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	52,285	67,449	82,613

	% Value in Terminal Value	70.3%	74.0%	76.8%

	Implied price per share:	$25.76	$33.23	$40.70

12.0%

	Present Value of Unlevered Free Cash Flows (2001-2006)(3)	$30,553	$30,553	$30,553

	Present Value of 12/31/06 Terminal Value	68,977	82,772	96,568

	Present Value of Enterprise	99,530	113,325	127,121

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	43,947	57,742	71,538

	% Value in Terminal Value	69.3%	73.0%	76.0%

	Implied price per share:	$21.65	$28.44	$35.24

14.0%

	Present Value of Unlevered Free Cash Flows (2001-2006)(3)	$29,173	$29,173	$29,173

	Present Value of 12/31/06 Terminal Value	62,856	75,427	87,999

	Present Value of Enterprise	92,029	104,600	117,171

	Plus: Cash at 9/30/01	28,695	28,695	28,695

	Less: Debt at 9/30/01	84,278	84,278	84,278

	Present Value of Equity	36,446	49,017	61,588

	% Value in Terminal Value	68.3%	72.1%	75.1%

	Implied price per share:	$17.95	$24.15	$30.34

(1)	Discount rate based on weighted average cost of capital calculation and qualitative judgments.

(2)	Terminal Value = 2006 Projected EBITDA x Multiple. Multiple range based on comparable company analysis, precedent transaction analysis and qualitative judgments.

(3)	Present value calculation assumes mid-year cash flows and is discounted to 9/30/01.

Comparable Company Analysis

Sierra

Valuation Summary — Comparable Company Analysis

(Figures in thousands, except per share data)

		Market				Implied Enterprise
Company Statistic		Multiples				Valuation

		low	median	mean	high	low	median	mean	high

TEV / TTM Sales	$141,873	0.9x	1.4x	1.5x	2.5x	$127,790	$195,039	$211,098	$347,910

TEV / TTM EBITDA	15,700	5.5	6.5	7.2	10.0	87,113	102,711	113,491	157,660

TEV / TTM EBIT	6,379	9.2	11.2	11.8	14.9	58,480	71,706	75,261	95,128

TTM P/E	3,023	14.7	16.7	20.7	30.7	100,088	106,065	118,212	148,482

TEV / 2001E EBITDA	15,114	6.2	7.5	7.8	9.7	93,298	112,688	117,715	146,649

TEV / 2002E EBITDA	17,792	5.9	6.9	7.4	9.6	105,748	123,412	130,776	170,225

CY 2001E P/E	1,091	14.1	18.3	19.5	30.5	70,916	75,510	76,840	88,828

CY 2002E P/E	1,196	10.4	14.2	16.7	31.8	68,062	72,588	75,612	93,585

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Implied Equity
Company Statistic	Valuation

	low	median	mean	high

TEV / TTM Sales	$72,207	$139,456	$155,515	$292,327

TEV / TTM EBITDA	31,530	47,128	57,908	102,077

TEV / TTM EBIT	2,897	16,123	19,678	39,545

TTM P/E	44,505	50,482	62,629	92,899

TEV / 2001E EBITDA	37,715	57,105	62,132	91,066

TEV / 2002E EBITDA	50,165	67,829	75,193	114,642

CY 2001E P/E	15,333	19,927	21,257	33,245

CY 2002E P/E	12,479	17,005	20,029	38,002

Sierra

Comparable Company Analysis
(Figures in millions, except stock price data)

				TTM				Forward(3)

			TTM	Net			Net	2001E	2002E
Symbol	Company Name	FYE	Quarter	Revenue(2)	EBITDA	EBIT	Income	EBITDA	EBITDA

AGY	Argosy Gaming (5)	12/00	9/01	n/a	n/a	n/a	n/a	$263	$283

ASCA	Ameristar Casinos (6)	12/00	9/01	593	145	105	22	152	169

AZR	Aztar Corp	12/00	9/01	831	172	120	50	173	169

BYD	Boyd Gaming (7)	12/00	9/01	1,112	201	103	14	218	251

ISLE	Isle Of Capris Casinos (8)	4/01	10/01	1,037	220	147	28	233	242

RIV	Riviera	12/00	9/01	213	35	17	(5)	n/a	n/a

STN	Station Casinos (9)	12/00	9/01	n/a	n/a	n/a	n/a	212	215

	Sierra (at Offer Price)(10)	12/00	9/01	141.9	15.7	6.4	3.0	15.1	17.8

				Equity
		Price	Diluted	Market	Book
Symbol	Company Name	1/22/02	Shares	Val	Val	Debt	Cash	TEV(4)

AGY	Argosy Gaming (5)	$37.89	29.3	$1,112	$151	$1,022	$58	$2,075

ASCA	Ameristar Casinos (6)	30.63	27.8	852	128	645	42	1,455

AZR	Aztar Corp	18.55	38.6	716	444	466	82	1,100

BYD	Boyd Gaming (7)	7.99	62.3	498	346	1,114	82	1,529

ISLE	Isle Of Capris Casinos (8)	15.96	29.4	470	170	1,065	96	1,438

RIV	Riviera	4.30	3.5	15	12	221	44	192

STN	Station Casinos (9)	14.93	59.8	893	245	1,228	66	2,054

	Sierra (at Offer Price)(10)	$45.32	2.0	92.0	138	84	29	148

(1)	All data excludes non-recurring and extraordinary items.

(2)	Net revenue equals gross revenue less promotional allowances.

(3)	Forward EBITDA figures are Wall Street research estimates.

(4)	Total enterprise value equals equity market value plus total debt minus cash.

(5)	Due the company’s recent acquisitions, accurate TTM data is unavailable and so has been excluded. 2001E EBITDA is pro forma for the acquisition of Empress Casino Joliet on July 31, 2001.

(6)	Pro Forma for the disposition of The Reserve and for the acquisition of the Ameristar St. Charles and the Ameristar Kansas City. Reflects recent follow-on offering completed on 12/11/2001.

(7)	Excludes one-time termination fee revenues of $71.0 million related to the Silver Star management agreement.

(8)	Forward EBITDA estimates for ISLE for 2001 and 2002 are for the fiscal years ended in April 2002 and 2003 respectively.

(9)	Due the company’s recent acquisitions and divestitures, accurate TTM data is unavailable and so has been excluded.

(10)	Applies the Offer Price to diluted shares of 2.03 million to calculate Implied Equity Value.

Sierra

Comparable Company Analysis

		TMM Multiples						Forward Multiples				TTM Margins

								2001E		2002E				Net
Symbol	Company Name	Revenue		EBITDA		EBIT		EBITDA		EBITDA		EBITDA	EBIT	Income	D&A	Capex.

AGY	Argosy Gaming (1)	n/a	x	n/a	x	n/a	x	7.9	x	7.3	x	n/a	n/a	n/a	n/a	4.8%

ASCA	Ameristar Casinos (2)	2.5		10.0		13.9		9.6		8.6		24.4%	17.6%	3.7%	6.8%	3.5%

AZR	Aztar Corp	1.3		6.4		9.2		6.4		6.5		20.7%	14.4%	6.1%	6.3%	2.8%

BYD	Boyd Gaming (3)	1.4		7.6		14.9		7.0		6.1		18.0%	9.2%	1.3%	8.8%	5.1%

ISLE	Isle Of Capris Casinos	1.4		6.5		9.8		6.2		5.9		21.2%	14.2%	2.7%	7.0%	4.9%

RIV	Riviera	0.9		5.5		11.2		n/a		n/a		16.2%	8.0%	n/m	8.2%	11.8%

STN	Station Casinos (4)	n/a		n/a		n/a		9.7		9.6		n/a	n/a	n/a	n/a	4.3%

	Min	0.9	x	5.5	x	9.2	x	6.2	x	5.9	x	16.2%	8.0%	1.3%	6.3%	2.8%

	Median	1.4		6.5		11.2		7.5		6.9		20.7%	14.2%	3.2%	7.0%	4.8%

	Mean	1.5		7.2		11.8		7.8		7.4		20.1%	12.7%	3.4%	7.4%	5.3%

	Max	2.5		10.0		14.9		9.7		9.6		24.4%	17.6%	6.1%	8.8%	11.8%

	Sierra (at Offer Price)	1.0		9.4		23.1		9.8		8.3		11.1%	4.5%	2.1%	6.6%	5.1%

(1)	Accurate TTM data is unavailable and so has been excluded. 2001E EBITDA is pro forma for the acquisition of Empress Casino Joliet on July 31, 2001.

(2)	Pro Forma for the disposition of The Reserve and for the acquisition of the Ameristar St. Charles and the Ameristar Kansas City.

(3)	Excludes one-time termination fee revenues of $71.0 million related to the Silver Star management agreement.

(4)	Accurate TTM data is unavailable and so has been excluded.

(5)	Sierra’s Capex. as a percentage of sales is based on projected 2001 capital expenditures, exclusive of Phase II constuction costs.

Sierra

Comparable Company Analysis

							TTM				Calendar 2001 Est.(1)			Calendar 2002 Est.(1)

		Price	Price	Price Perf.	Price/			Period
Symbol	Company Name	12/31/00	1/22/02	YTD	Book		EPS	Ending	P / E		EPS	P / E		EPS	P / E

AGY	Argosy Gaming	$19.19	$37.89	97.5%	7.4	x	n/a	9/01	n/a	x	$2.26	16.8	x	$3.10	12.2	x

ASCA	Ameristar Casinos	5.13	30.63	497.7%	6.7		1.24	9/01	n/a		1.55	19.8		1.74	17.6

AZR	Aztar Corp	12.94	18.55	43.4%	1.6		1.26	9/01	14.7		1.32	14.1		1.31	14.2

BYD	Boyd Gaming	3.44	7.99	132.4%	1.4		0.26	9/01	30.7		0.37	21.6		0.56	14.3

ISLE	Isle Of Capris Casinos	10.63	15.96	50.2%	2.8		0.96	10/01	16.7		1.12	14.3		1.53	10.4

RIV	Riviera	7.13	4.30	-39.6%	1.2		(1.44)	9/01	n/m		(1.72)	n/m		(1.23)	n/m

STN	Station Casinos	14.94	14.93	-0.1%	3.6		n/a	9/01	n/a		0.49	30.5		0.47	31.8

	Min			-39.6%	1.2	x			14.7	x		14.1	x		10.4	x

	Median			50.2%	2.8				16.7			18.3			14.2

	Mean			111.6%	3.5				20.7			19.5			16.7

	Max			497.7%	7.4				30.7			30.5			31.8

	Sierra (at Offer Price)	$41.88	$45.32	8.2%	0.9	x	$1.49	9/01	30.4	x	$0.54	84.3	x	$0.59	76.9	x

(1)	Source: First Call estimates as of 1/22/02.

Precedent M&A Transaction Analysis

Sierra

Valuation Summary — Precedent M&A Transactions
(Figures in thousands, except per share data)

		Transaction				Implied Enterprise
Company Statistic		Multiples				Valuation

		low	median	mean	high	low	median	mean	high

TEV / TTM Sales	$141,873	0.8x	1.6x	1.7x	2.4x	$108,953	$225,335	$235,466	$344,075

TEV / TTM EBITDA	15,700	4.3	6.3	6.3	9.1	67,027	98,905	99,677	142,280

TEV / TTM EBIT	6,379	4.7	8.5	9.3	18.6	29,938	54,219	59,443	118,719

Equity Value / TTM Net Income	3,023	5.5	9.2	10.9	21.3	72,162	83,366	88,684	120,084

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Implied Equity
Company Statistic	Valuation

	low	median	mean	high

TEV / TTM Sales	$53,370	$169,752	$179,883	$288,492

TEV / TTM EBITDA	11,444	43,322	44,094	86,697

TEV / TTM EBIT	(25,645)	(1,364)	3,860	63,136

Equity Value / TTM Net Income	16,579	27,783	33,101	64,501

Time Prior	Share	Transaction				Implied Enterprise
To Announcement	Price (1)	Multiples				Valuation

		low	median	mean	high	low	median	mean	high

1 Day Prior	n/a	3.1%	18.1%	29.4%	82.9%	n/a	n/a	n/a	n/a

1 Week Prior	$21.00	8.3%	31.7%	36.3%	71.4%	$101,759	$111,718	$113,680	$128,663

4 Weeks Prior	$21.00	7.2%	30.8%	40.1%	86.8%	101,265	111,338	115,317	135,212

[Additional columns below]

[Continued from above table, first column(s) repeated]

Time Prior	Implied Equity
To Announcement	Valuation

	low	median	mean	high

1 Day Prior	n/a	n/a	n/a	n/a

1 Week Prior	$46,176	$56,135	$58,097	$73,080

4 Weeks Prior	45,682	55,755	59,734	79,629

(1)	Based on the announcement date of the Initial Offer on 4/25/00.

Sierra

Selected Comparable Gaming Precedent M&A Transactions
($ in millions)

			Implied
					TTM
Announce.			Ent. Value	Equity
Date	Target Name	Acquiror Name	(TEV)	Value	Sales	EBITDA	EBIT	Net Inc

Apr-01	Black Hawk Gaming (1)	Gameco (Mgmt. Group)	$104.3	$51.1	$104.4	$23.1	$15.6	$5.9

Apr-01	Harveys Casino Resorts	Harrah’s Entertainment	675.0	341.4	458.2	106.1	64.8	16.0

Apr-01	Empress Casino Joliet	Argosy Gaming Co.	465.0	223.8	248.4	73.8	54.7	19.9

Oct-00	Station Casino K.C. & St. Charles	Ameristar Casinos	486.8	486.8	325.3	86.7	n/a	n/a

Jul-00	President Casinos (Davenport)	Isle of Capri Casinos Inc	58.2	58.2	75.8	12.0	8.0	n/a

Jul-00	Las Vegas Hilton (Park Place)	Edward Roski Jr	365.0	n/a	n/a	50.0	n/a	n/a

Jun-00	Santa Fe Hotel Inc	Station Casinos Inc	205.0	205.0	84.5	23.3	11.0	n/a

Jan-00	Gold Dust West Casino	Black Hawk Gaming	26.5	18.6	17.8	5.2	4.1	2.9

Oct-99	Lady Luck Gaming Corp.	Isle of Capri Casinos Inc.	258.0	81.0	140.2	39.1	30.9	9.0

Aug-99	Players International Inc	Harrah’s Entertainment	422.0	272.0	333.6	55.2	35.6	2.2

Jun-99	Blue Chip Casino Inc. (2)	Boyd Gaming Corp.	273.5	273.5	163.7	64.1	58.3	49.9

Jun-98	Grand Casinos Inc	Hilton Hotels Corp	1,200.0	650.0	643.2	191.1	141.2	69.5

Aug-98	Rio Hotel & Casino Inc	Harrah’s Entertainment	880.0	518.0	374.9	97.1	73.2	29.7

Sep-98	Empress Entertainment	Horseshoe Gaming LLC	609.0	459.0	404.4	105.2	83.4	63.2

Nov-98	Primadonna Resorts Inc	MGM Grand Inc	612.0	277.0	275.4	91.0	58.6	21.0

Sep-00	Sierra (at Offer Price)		147.6	92.0	141.9	15.7	6.4	3.0

			Implied
							Premium Paid
Announce.			TEV /	TEV /	TEV /	Equity /
Date	Target Name		Sales	EBITDA	EBIT	Net Inc.	4 Week	1 Week	1 Day

Apr-01	Black Hawk Gaming (1)		1.0	4.5	6.7	8.7	71.4%	71.4%	82.9%

Apr-01	Harveys Casino Resorts		1.5	6.4	10.4	21.3	n/a	n/a	n/a

Apr-01	Empress Casino Joliet		1.9	6.3	8.5	11.2	n/a	n/a	n/a

Oct-00	Station Casino K.C. & St. Charles		1.5	5.6	n/a	n/a	n/a	n/a	n/a

Jul-00	President Casinos (Davenport)		0.8	4.9	7.3	n/a	n/a	n/a	n/a

Jul-00	Las Vegas Hilton (Park Place)		n/a	7.3	n/a	n/a	n/a	n/a	n/a

Jun-00	Santa Fe Hotel Inc		2.4	8.8	18.6	n/a	n/a	n/a	n/a

Jan-00	Gold Dust West Casino		1.5	5.1	6.5	6.5	n/a	n/a	n/a

Oct-99	Lady Luck Gaming Corp.		1.8	6.6	8.3	9.0	40.1%	60.0%	47.7%

Aug-99	Players International Inc		1.3	7.6	11.9	n/m	21.4%	30.8%	29.5%

Jun-99	Blue Chip Casino Inc. (2)		1.7	4.3	4.7	5.5	n/a	n/a	n/a

Jun-98	Grand Casinos Inc		1.9	6.3	8.5	9.4	7.2%	8.3%	6.4%

Aug-98	Rio Hotel & Casino Inc		2.3	9.1	12.0	17.4	13.8%	14.6%	6.6%

Sep-98	Empress Entertainment		1.5	5.8	7.3	7.3	n/a	n/a	n/a

Nov-98	Primadonna Resorts Inc		2.2	6.7	10.4	13.2	86.8%	32.6%	3.1%

		Min	0.8x	4.3x	4.7x	5.5x	7.2%	8.3%	3.1%

		Median	1.6	6.3	8.5	9.2	30.8%	31.7%	18.1%

		Mean	1.7	6.3	9.3	10.9	40.1%	36.3%	29.4%

		Max	2.4	9.1	18.6	21.3	86.8%	71.4%	82.9%

Sep-00	Sierra (at Offer Price)		1.0x	9.4x	23.1x	30.4x	115.8%	115.8%	n/a

(1)	Initial offer of $11/share announced on February 27, 2001 was ammended to $12/share on April 27, 2001. Premiums paid are calculated using the stock prices 1 day, 1 week and 4 weeks prior to the February 27th initial offer date. TTM data is pro forma for the aquisition on Gold Dust West which closed on January 4, 2001.

(2)	Purchase price includes $18.6 million paid for a hotel and parking facility adjacent to the casino which was under construction at the time of sale.

(3)	Boyd purchased the remaining 85% stake in Treasure Chest for $115 million implying a TEV of $135.3 million.

Note: Financial information excludes restructuring, extraordinary, and non-recurring charges. Multiples are based on valutations derived as of the Announcement Date, where available.

Sources: Bloomberg News and Company Filings

MAP OF THE LAS VEGAS STRIP

1. Mandalay Bay
2. Luxor
3. Excalibur
4. Tropicana
5. San Remo
6. MGM Grand
7. New York - New York
8. Monte Carlo
9. Paris
10. Bellagio
11. Bally’s
12. Maxim
13. Bourbon Street
14. Barbary Coast
15. Caesars Palace
16. Flamingo Hilton
17. Imperial Palace
18. Harrah’s
19. The Venetian
20. The Mirage
21. Treasure Island
22. Desert Inn
23. Frontier
24. Debbie Reynolds
25. Stardust
26. Circus Circus
27. Hilton
28. Riviera
29. Sahara
30. Stratosphere
31. Hard Rock
32. Palace Station
33. Rio

  Selected comparable casinos in bold and highlighted on map by rectangular border

III-1